QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

ARTHUR ANDERSEN LLP

Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File Nos.: 333-09813, 333-09823, and 333-39960.

Arthur Andersen LLP

Sacramento, California
March 19, 2002

QuickLinks

ARTHUR ANDERSEN LLP Consent of Independent Public Accountants